FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

October 26, 2005

AJAY SPORTS, INC.

 (Exact Name of Registrant as specified in its charter)

Delaware                                  018204                                  39-1644025

(State or other jurisdiction                  (Commission file number)               (I.R.S. Employer

of incorporation, or organization))                                                  or Identification Number)

37735 Enterprise Court, Suite 600

Farmington Hills, MI 48331

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (248) 994-0553

Former name or former address, if changed from last report

32751 Middlebelt Road

Farmington Hills, MI 48334

Item: 1.01  Entry into a Material Definitive Agreement.

Effective August 30, 2005 Ajay Sports and its subsidiaries (Ajay party)  are pleased to announce the negotiated Mutual General Release of the debt owed by Ajay to Wells Fargo Bank.  The outstanding balance of this debt was approximately $2.4 million, as of December 31, 2002, and interest had been accruing through August 30, 2005, the date of negotiated Mutual General Release.  Ajay party paid $11,500 to Wells Fargo Bank, and agreed to transfer and quitclaim to Wells Fargo Bank all the rights and interests of the collateral, which included 156,719 common shares of Williams Controls, Inc stock (WMCO), in exchange for the mutual release and discharge of all claims involving Ajay party and Wells Fargo Bank.

This transaction will cause a significant positive impact on the financial statements of Ajay Sports, and will be reported after a complete review and analysis by Ajay Sports Certified Public Accountants and Audit Committee.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 26, 2005

AJAY SPORTS, INC.

By: /s/Brian T. Donnelly

          Brian T. Donnelly

          President & Chief Operating Officer